Exhibit 10.2

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”) is entered into as of July 26, 2017, by and between Teekay Offshore Partners L.P., a Republic of the Marshall Islands limited partnership (the “Company”), and Teekay Holdings Limited, a Bermuda corporation (“Purchaser”).

WHEREAS, the Company anticipates completing the issuance, sale and delivery of 244,000,000 common units representing limited partnership interests in the Company (“Common Units”) and 62,440,945 warrants to purchase Common Units of the Company pursuant to that certain Investment Agreement, dated as of July 26, 2017, by and between the Company and Brookfield TK TOLP L.P., a Bermuda limited partnership (the “Investment Agreement”, and the transactions contemplated thereby, the “Investment”); and

WHEREAS, subject to, and concurrently with, completion of the Investment, the Company desires to issue, sell and deliver to Purchaser, and Purchaser desires to purchase and acquire from the Company, 12,000,000 Common Units (the “Purchased Units”) and 3,059,055 warrants to purchase Common Units of the Company (the “Purchased Warrants” and, together with the Purchased Units, the “Purchased Securities”), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual benefits to be derived from this Agreement and the representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.	Purchase and Sale of Purchased Securities

1.1    Purchase and Sale of Purchased Securities. On the terms and subject to the conditions set forth herein, the Company agrees to sell, issue and deliver to Purchaser, and Purchaser agrees to purchase and acquire from the Company, on the Closing Date (as defined below), the Purchased Securities.

1.2    Closing. Subject to the conditions set forth herein, the sale, issuance and delivery of the Purchased Securities referred to in Section 1.1 (the “Closing”) shall take place remotely by electronic exchange of closing deliveries, concurrently with, and contingent upon, the Closing (as such term is defined in the Investment Agreement) (the “Investment Closing”). Such date is herein referred to as the “Closing Date”.

1.3    Purchase Price. In consideration for the sale, issuance and delivery by the Company of the Purchased Securities, Purchaser shall make a cash payment to the Company in the amount of Thirty Million U.S. Dollars (US $30,000,000) (the “Purchase Price”).

1.4    Closing Deliveries. At the Closing, the parties shall, respectively, make the following deliveries:

(a)     Purchaser shall deliver to the Company immediately available funds by wire transfer or such other method as shall be acceptable to the Company, in either case to an account or accounts to be designated in writing by the Company, an amount equal to the Purchase Price.

(b)     After receiving the full Purchase Price, the Company shall (i) instruct the Company’s transfer agent to register the Purchased Units in the name of Purchaser (or its designee) as the record holder of the Purchased Units, and (ii) issue to Purchaser a physical certificate or physical certificates representing the Purchased Warrants.

Section 2.	Representations and Warranties of Purchaser

Purchaser hereby represents and warrants to the Company as follows:

2.1    The Purchaser acknowledges that the Purchased Securities to be issued to the Purchaser pursuant to this Agreement, and the Common Units issuable upon the exercise of the Warrants if issued, will not have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state or other applicable securities laws. The Purchaser (a) acknowledges that it is acquiring such securities pursuant to an exemption from registration under the Securities Act solely for investment and for the Purchaser’s own account, not as nominee or agent, and with no present intention or view to distribute any of such securities to any person in violation of the Securities Act, (b) will not sell or otherwise dispose of any of such securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable state securities laws, (c) is knowledgeable, sophisticated and experienced in financial and business matters, has previously invested in securities similar to such securities, fully understands the limitations on transfer and the restrictions on sales of such securities and is able to bear the economic risk of its investment and afford the complete loss of such investment, (d) (i) has such knowledge and experience in financial and business matters and in investments of this type, that it is capable of evaluating the merits and risks of its investment in such securities and of making an informed investment decision, (ii) has conducted an independent review and analysis of the business and affairs of the Company and its Subsidiaries (as defined in the Investment Agreement) that it considers sufficient and reasonable for purposes of making its investment in such securities and (iii) based thereon and on its own knowledge, has formed an independent judgment concerning the advisability of the transactions contemplated hereunder and (e) is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

2.2    Purchaser represents that neither the Company nor any person acting on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of or to Purchaser with respect to offers or sales of the Purchased Securities, and neither the Company nor any person acting on its behalf has made any offers or sales of any security to Purchaser or solicited any offers to buy any security from Purchaser, under circumstances that would cause the offering or issuance of the Purchased Securities under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available.

2.3    Except for the representations and warranties expressly set forth in this Section 2 and such representations and warranties set forth in the Transaction Documents (as defined in the Investment Agreement), the Purchaser hereby acknowledges that neither the Company nor any of its Subsidiaries (as defined in the Investment Agreement), nor any other person, has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Purchaser or any of its representatives or any information developed by the Purchaser or any of its representatives. The Purchaser, on behalf of itself and on behalf of its affiliates, expressly waives any such claim relating to the foregoing matters, except with respect to fraud.

Section 3.	Conditions

The respective obligations of each party to consummate the purchase and issuance and sale of the Purchased Securities shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable law):

3.1    no Governmental Entity (as defined in the Investment Agreement) shall have issued any order, decree or ruling, no Action (as defined in the Investment Agreement) has been commenced seeking any order, decree or ruling and no Law (as defined in the Investment Agreement) shall be in effect, enjoining, restraining or otherwise prohibiting any of the Transactions (as defined in the Investment Agreement), which in each of the cases referred to has not been terminated or withdrawn; and

3.2    the Investment Closing shall have been consummated substantially concurrently with the Closing.

Section 4.	Termination

4.1    If any Governmental Entity (as defined in the Investment Agreement) issues an order, decree or ruling or has taken any other action permanently enjoining, restraining or otherwise prohibiting any of the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable, then either Purchaser or the Company may terminate this Agreement and, upon such termination, there shall be no liability or obligation hereunder on the part of Purchaser or the Company.

4.2    If the Investment Agreement terminates prior to the consummation of the Investment, then this Agreement will automatically terminate and there shall be no liability or obligation hereunder on the part of Purchaser or the Company.

4.3    Except as set forth in Section 4.1, this Agreement may not be terminated without the Investment Agreement having been terminated prior thereto.

Section 5.	Covenant

The Company shall use its reasonable best efforts to cause the guarantee obligations of Teekay Corporation set forth on Section 6.03(s) of the Company Disclosure Letter delivered in connection with the Investment Agreement (the “Specified Guarantee Obligations”) to be released and terminated on or prior to the Closing (or after the Closing if it is not commercially practicable to release and terminate any such Specified Guarantee Obligations prior to the Closing). The Company shall indemnify and hold harmless Teekay Corporation and its Affiliates for any losses, liabilities or obligations that Teekay Corporation may suffer or incur as a result of any Specified Guarantee Obligations that survive the Closing. Teekay Corporation and its Affiliates are third-party beneficiaries of this Section 5. Notwithstanding anything else in this Agreement, this Section 5 shall survive the Closing.

Section 6.	Miscellaneous

6.1    Waiver, Amendment. Neither this Agreement nor any provision hereof shall be waived, modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom such waiver, modification, change, discharge or termination is sought.

6.2    Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Purchaser without the prior written consent of the Company; provided, that the Purchased Securities may be delivered to a designee of the Company if such designee is an affiliate of the Company.

6.3    Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

6.4    Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto and each such executed counterpart shall be deemed to be an original instrument.

6.5    Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, permitted successors and assigns.

6.6    Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement or serve as a limitation or expansion on the scope of any term or proviso of this Agreement.

6.7    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the law of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Investment Agreement as of the date first above written.

PURCHASER

TEEKAY HOLDINGS LIMITED

By:	/s/ Edith Robinson
	Name:	Edith Robinson
	Title:	President

COMPANY

TEEKAY OFFSHORE PARTNERS L.P.

By:	Teekay Offshore GP L.L.C.,
its General Partner

By:	/s/ Edith Robinson
	Name:	Edith Robinson
	Title:	Secretary

[Signature Page to Investment Agreement]